                                                                  Exhibit (c)(3)

PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF:

[BROOKDALE LIVING COMMUNITIES. INC. LOGO]

REGARDING THE ASSISTED LIVING INDUSTRY

May 19, 2000

[MERRILL LYNCH LOGO]

TABLE OF CONTENTS

     1. Overview

     2. Industry Operating Review

     3. Public Market Perspective

     4. Review of BRIDGE


[MERRILL LYNCH LOGO]                                             2

                                    OVERVIEW

OVERVIEW

     o In order to understand the valuation of BRIDGE, Merrill Lynch has conducted an extensive review of the Company, as well as six companies that Merrill Lynch has identified as the most comparable publicly traded entities:

         * Alterra Healthcare           * Capital Senior Living

         * American Retirement          * Emeritus

         * ARV Assisted Living          * Sunrise Assisted Living

     o The following presentation outlines the operational, financial and public market performance of the companies in the assisted living industry


[MERRILL LYNCH LOGO]                                                       1

OVERVIEW

o As the data and analysis contained herein reflect, BRIDGE is a highly focused and profitable niche player within the assisted living industry


                         BRIDGE's INDUSTRY POSITIONING

                                                                       Rank(a)
Number of Assets                                                         7
Number of Units                                                          7
Average Units per Asset                                                  2
Occupancy Rate (1999)                                                    1
NOI Margin (1999)                                                        2
EBITDAR Margin (1999)                                                    2
Equity Market Value                                                      3
Total Market Capitalization                                              4


o Merrill Lynch believes that BRIDGE is not directly comparable to the other major publicly traded assisted living entities, largely a result of
     BRIDGE's:

     *    Primarily independent living orientation of its facilities

     *    High average units per asset ratio

     *    Amount of development activity vis-a-vis its total asset base

o As a whole, the selected publicly traded "comparable" companies are used for indicative purposes

     * However, within the universe of public comparables, American Retirement and Capital Senior Living appear to be the most comparable(b)

------------


(a) Numerical ratings based on the universe of seven selected "comparable" publicly traded assisted living entities discussed herein.

(b) As such, American Retirement and Capital Senior Living are denoted in yellow in the various analyses to follow.



[MERRILL LYNCH LOGO]                                                           2

                           INDUSTRY OPERATING REVIEW

INDUSTRY OPERATING REVIEW
Portfolio Overview (a)




                                                        NUMBER OF ASSETS
                                                        ----------------
Alterra Healthcare                                           450

Sunrise Assisted Living                                      147

Emeritus                                                     129

ARV Assisted Living                                           58

American Retirement                                           54

Capital Senior Living                                         36

BRIDGE                                                        24



                                                      NUMBER OF UNITS(b)
                                                      -------------------
Alterra Healthcare                                          20,714

American Retirement                                         13,566

Emeritus                                                    11,726

Sunrise Assisted Living                                     11,635

ARV Assisted Living                                          7,192

Capital Senior Living                                        6,101

BRIDGE                                                       5,094



                                                 AVERAGE UNITS PER ASSET(b)
                                                 --------------------------

American Retirement                                         251

BRIDGE                                                      212

Capital Senior Living                                       169

ARV Assisted Living                                         124

Emeritus                                                     91

Sunrise Assisted Living                                      79

Alterra Healthcare                                           46



---------

(a) Based on Form 10-Ks dated 12/31/99. Amounts include all owned, leased, managed, and unconsolidated joint venture properties that are stabilized.

(b) For American Retirement and Alterra Healthcare, capacity is used instead of number of units. Please note that American Retirement's new development is considerably smaller at approximately 100 units per project as a result of its "hub and spokes" strategy.


[MERRILL LYNCH LOGO]                                                           3

INDUSTRY OPERATING REVIEW
Properties Under Construction and Development (a)




                                                        NUMBER OF ASSETS
                                                        ----------------
Alterra Healthcare                                            55

Capital Senior Living                                         23

Sunrise Assisted Living                                       22

American Retirement                                           14

BRIDGE                                                         8

Emeritus                                                       6

ARV Assisted Living                                            3





                                                      NUMBER OF UNITS(b)
                                                      -------------------
Capital Senior Living                                       3,200

Alterra Healthcare                                          2,887

Sunrise Assisted Living                                     1,900

BRIDGE                                                      1,812

American Retirement                                         1,400

Emeritus                                                      604

ARV Assisted Living                                           403




                                                                                                    DIFFERENCE FROM
                                                 AVERAGE UNITS PER ASSET(b)                       STABILIZED FACILITIES
                                                 --------------------------                       ---------------------
BRIDGE                                                      227                                             15

Capital Senior Living                                       139                                            (30)

ARV Assisted Living                                         134                                             10

Emeritus                                                    101                                             10

American Retirement                                         100                                           (151)(c)

Sunrise Assisted Living                                      86                                              7

Alterra Healthcare                                           52                                              6

---------

(a)  Based on Form 10-Ks dated 12/31/99.

(b) For American Retirement and Alterra Healthcare, capacity is used instead of number of units.

(c) Please note that American Retirement's new development is considerably smaller as a result of its "hub and spokes" strategy.


[MERRILL LYNCH LOGO]                                                           4

INDUSTRY OPERATING REVIEW
Properties Under Construction and Development (cont'd)(a)


               CONSTRUCTION AND DEVELOPMENT AS % OF TOTAL ASSETS

                                    [CHART]

                                 ANNUAL AVERAGE
                        --------------------------------
                         1997         1998         1999
                        ------       ------       ------
                          28%          26%          15%

PROPERTY                           1997      1998      1999
--------                          ------    ------    ------
BRIDGE                              28%       25%       26%
Alterra Healthcare                  43%       37%       12%
Capital Senior Living               41%       47%       34%
American Retirement                 31%       24%        9%
Emeritus                            22%       17%        5%
Sunrise Assisted Living             20%       24%       14%
ARV Assisted Living                  9%       10%        5%

----------

(a) Represents units under development or construction as a percentage of total stabilized units and units under development or construction. Capacity is used instead of units for American Retirement and Alterra Healthcare.


[MERRILL LYNCH LOGO]                                                          5

INDUSTRY OPERATING REVIEW
Annual Occupancy for Stabilized Properties(a)

                                    [CHART]

                                 ANNUAL AVERAGE
                        --------------------------------
                         1997         1998         1999
                        ------       ------       ------
                          90%          91%          91%

PROPERTY                           1997      1998      1999
--------                          ------    ------    ------
BRIDGE                              96%       95%       95%
Capital Senior Living               96%       95%       94%
American Retirement                 95%       93%       93%
Sunrise Assisted Living             94%       94%       96%
Alterra Healthcare(b)               94%       93%       92%
ARV Assisted Living                 85%       84%       89%
Emeritus                            72%       81%       82%

----------

(a) Based on Form 10-Ks. Occupancy for stabilized assets. Please note that companies may use different definitions of "occupancy".

(b) Based on Wall Street equity research.


[MERRILL LYNCH LOGO]                                                           6

INDUSTRY OPERATING REVIEW
Property Ownership Summary(a)

                                           BRIDGE       ALTERRA HEALTHCARE(b)        AMERICAN RETIREMENT(b)         EMERITUS
                                           ------       ---------------------        ----------------------         --------

                                        [PIE CHART]         [PIE CHART]                   [PIE CHART]              [PIE CHART]

Owned                                       20%                  30%                           40%                      13%
Leased                                      65%                  43%                           19%                      28%
Managed                                     15%                   2%                           41%                      54%
Joint Venture or Non Consolidated           --                   25%                           --                        5%


                                             SUNRISE ASSISTED
                                                  LIVING             ARV ASSISTED LIVING         CAPITAL SENIOR LIVING
                                             ----------------        -------------------         ---------------------

                                                [PIE CHART]              [PIE CHART]                  [PIE CHART]

Owned                                                88%                      21%                          57%
Leased                                               12%                      68%                          --
Managed                                              --                       11%                          43%
Joint Venture or Non Consolidated                    --                       --                           --


----------

(a) Based on Form 10-Ks dated 12/31/99. Percentages are based on number of units. Amounts include all owned, leased, managed, and unconsolidated joint venture properties that are stabilized.

(b) For American Retirement and Alterra Healthcare, capacity is used instead of number of units.


[MERRILL LYNCH LOGO]                                                           7

INDUSTRY OPERATING REVIEW
Margin Analysis

                                 EBITDAR MARGIN

           [BAR CHART]

               1997
           ------------
           MEAN = 24.0%
           ------------

BLCI           40.5%
ACR            30.1%
CSU            29.8%
ALI            25.0%
SNRZ           22.9%
ESC            20.5%
SRS            16.0%

           [BAR CHART]

               1998
           ------------
           MEAN = 30.7%
           ------------

CSU            44.7%
BLCI           42.3%
SNRZ           36.1%
ACR            34.5%
ALI            30.2%
SRS            20.6%
ESC            18.2%

           [BAR CHART]

               1999
           ------------
           MEAN = 31.8%
           ------------

CSU            47.3%
BLCI           45.2%
SNRZ           33.4%
ACR            31.0%
ALI            29.1%
SRS            26.5%
ESC            23.6%


                  INCREASE IN EBITDAR MARGIN FROM 1997 TO 1999

                                  [BAR CHART]

CSU            17.5%
SNRZ           10.5%
SRS            10.5%
BLCI            4.7%
ALI             4.1%
ESC             3.1%
ACR             0.9%


----------

Note: Mean values exclude BRIDGE.



[MERRILL LYNCH LOGO]                                                           8

INDUSTRY OPERATING REVIEW
Margin Analysis (cont'd)

                                  EBITDA MARGIN

           [BAR CHART]

               1997
           ------------
           MEAN = 11.7%
           ------------

CSU            29.8%
ACR            26.4%
SNRZ           21.2%
BLCI           16.0%
ALI             5.5%
SRS(a)
ESC(a)


           [BAR CHART]

               1998
           ------------
           MEAN = 18.3%
           ------------

CSU            44.7%
SNRZ           34.3%
ACR            28.1%
BLCI           19.3%
ALI            12.1%
SRS(a)
ESC(a)


           [BAR CHART]

               1999
           ------------
           MEAN = 19.7%
           ------------

CSU            47.3%
SNRZ           30.2%
ACR            23.6%
BLCI           21.1%
ALI            10.6%
SRS             3.1%
ESC             3.1%


                  INCREASE IN EBITDA MARGIN FROM 1997 TO 1999

                                  [BAR CHART]

CSU            17.6%
ESC            12.0%
SNRZ            9.0%
SRS             7.0%
BLCI            5.1%
ALI(a)          5.1%
ACR            (2.8)%


----------

(a) Values are negative for the periods indicated but are included in the mean calculations.


[MERRILL LYNCH LOGO]                                                           9

INDUSTRY OPERATING REVIEW
Margin Analysis (cont'd)


                     DEVELOPMENT FEES (% OF PRETAX INCOME)

           [BAR CHART]

               1997
           ------------
           MEAN =  2.4%
           ------------
CSU            11.9%
SRS             0.0%
SNRZ            0.0%
ACR             0.0%
ALI             0.0%
BLCI             NM
ESC              NM

           [BAR CHART]

               1998
           ------------
           MEAN = 22.0%
           ------------
BLCI           55.0%
ACR            53.9%
CSU            44.9%
SNRZ            5.8%
ALI             5.3%
SRS             0.0%
ESC              NM


           [BAR CHART]

               1999
           ------------
           MEAN = 28.1%
           ------------
CSU            63.4%
ACR            43.3%
BLCI           36.0%
SNRZ           25.3%
ALI             8.5%
SRS             0.0%
ESC              NM

                      MANAGEMENT FEES (% OF PRETAX INCOME)

           [BAR CHART]

               1997
           ------------
           MEAN = 52.0%
           ------------

SNRZ          111.0%
ALI            74.6%
CSU            40.3%
ACR            34.0%
BLCI             NM
ESC              NM
SRS              NM

           [BAR CHART]

               1998
           ------------
           MEAN = 28.3%
           ------------
SNRZ           75.2%
ALI            23.5%
ACR            23.1%
CSU            19.6%
BLCI            2.2%
ESC              NM
SRS              NM

           [BAR CHART]

               1999
           ------------
           MEAN = 61.4%
           ------------
ALI           168.3%
SNRZ           85.9%
ACR            40.0%
CSU            12.9%
BLCI            2.7%
ESC              NM
SRS              NM

----------

Note: Mean values exclude BRIDGE.



[MERRILL LYNCH LOGO]                                                          10

                           PUBLIC MARKET PERSPECTIVE

PUBLIC MARKET PERSPECTIVE
Two-Year Comparative Stock Price Performance




[CHART]




----------

(a) Public comparables composite includes BRIDGE, Alterra Healthcare, American Retirement, ARV Assisted Living, Capital Senior Living, Emeritus and Sunrise Assisted Living.


[MERRILL LYNCH LOGO]                                                          11

PUBLIC MARKET PERSPECTIVE

Public Market Capitalization Summary
(Dollars in Millions)

                             TOTAL EQUITY VALUE(a)

                                    [GRAPH]

         SNRZ       ACR      BLCI      ALI       CSU       ESC       SRS
        $383.6    $304.4    $130.5    $62.2     $49.3     $38.4     $20.7


                         TOTAL MARKET CAPITALIZATION(b)

                                    [GRAPH]

          SNRZ      ALI       ACR      BLCI      ESC       CUS       SRS
        $1,084.8  $943.3    $606.2    $322.6    $222.8    $123.5    $116.0


                       ADJUSTED MARKET CAPITALIZATION(c)

                                    [GRAPH]

           ALI      SNRZ     ACR       BLCI      ESC       SRS       CSU
        $1,591.2  $1,174.2  $719.1    $540.6    $413.0    $384.4    $123.5

----------

(a)  Based on shares prices as of May 15, 2000.

(b) Total market capitalization equals total equity value plus short-term debt, long-term debt, minority interest and preferred stock less cash and cash equivalents.

(c) Total market capitalization plus lease expenses for the first quarter of 2000 annualized and capped at 8.0x.



[MERRILL LYNCH LOGO]                                                          12

PUBLIC MARKET PERSPECTIVE
Assisted Living Industry Total Equity Value Analysis(a)
(Dollars in Billions)

               TOTAL INDUSTRY EQUITY VALUE             TOTAL INDUSTRY PUBLIC FLOAT
               ---------------------------             ---------------------------
Jan-98                   $3.1                                    $2.3
Feb-98                   $3.1                                    $2.3
Mar-98                   $3.2                                    $2.3
Apr-98                   $3.0                                    $2.1
May-98                   $2.4                                    $1.7
Jun-98                   $2.3                                    $1.6
Jul-98                   $2.5                                    $1.9
Aug-98                   $2.2                                    $1.7
Sep-98                   $1.8                                    $1.3
Oct-98                   $2.2                                    $1.7
Nov-98                   $2.7                                    $2.1
Dec-98                   $2.6                                    $2.0
Jan-99                   $2.7                                    $2.0
Feb-99                   $2.1                                    $1.6
Mar-99                   $2.1                                    $1.5
Apr-99                   $2.0                                    $1.5
May-99                   $1.9                                    $1.4
Jun-99                   $1.8                                    $1.3
Jul-99                   $1.7                                    $1.3
Aug-99                   $1.5                                    $1.1
Sep-99                   $1.4                                    $1.1
Oct-99                   $0.9                                    $0.7
Nov-99                   $1.0                                    $0.8
Dec-99                   $0.9                                    $0.7
Jan-00                   $0.9                                    $0.7
Feb-00                   $0.9                                    $0.6
Mar-00                   $0.8                                    $0.6
Apr-00                   $0.9                                    $0.7
May-00                   $1.0                                    $0.7

1999 INSIDER OWNERSHIP(b)
-------------------------
  BLCI           40.7%
  SRS            50.5%
  ESC            43.1%
  ACR            31.7%
  CSU            26.2%
  ALI            17.3%
  SNRZ           14.2%

----------

(a) Includes BRIDGE, Alterra Healthcare, American Retirement, ARV Assisted Living, Capital Senior Living, Emeritus and Sunrise Assisted Living.

(b)  Insider holdings based on proxy.



[MERRILL LYNCH LOGO]                                                          13

PUBLIC MARKET PERSPECTIVE

Public Comparables Analysis

2000E P/E MULTIPLE

SNRZ(b)   ACR   BLCI   CSU   ALI  ESC  SRS
-----    -----  -----  ----  ---  ---  ---
40.2x    22.8x  11.3x  8.6x  NM   NM   NM

MEAN(a) = 15.8x

2001E P/E MULTIPLE

SNRZ    ACR   SRS   BLCI  CSU   ALI  ESC
----   -----  ----  ----  ----  ---  ---
23.3x  21.4x  9.9x  9.5x  7.1x  NM   NM

MEAN(a) = 15.4x

2000E EBITDAR MULTIPLE

 ALI   SNRZ    ACR   ESC   BLCI  CSU   SRS
-----  -----  -----  ----  ----  ----  ---
12.6x  11.9x  10.7x  9.9x  9.8x  4.6x  NA

MEAN(a) = 9.9x

2000E EBITDA MULTIPLE

 ALI(b)   ESC   SNRZ    ACR   BLCI   CSU   SRS
-----    -----  -----  -----  -----  ----  ---
30.8x    12.8x  12.6x  12.0x  11.9x  4.6x  NA

MEAN(a) = 10.5x

Note: Stock prices as of May 15, 2000. EPS estimates based on First Call
      Consensus. EBITDAR and EBITDA projections based on Wall Street equity research.

(a) Mean excludes BRIDGE.

(b) Excluded from mean.

[MERRILL LYNCH LOGO]

PUBLIC MARKET PERSPECTIVE
Wall Street Earnings Estimates Progression(a)



[CHART]                  [CHART]                [CHART]                  [CHART]



             [CHART]                 [CHART]                [CHART]



----------

(a) Graphs show earnings per share estimates based on First Call consensus on a monthly basis from January 1998 to April 2000. Final month for FY 1998 and FY 1999 is actual EPS.



[MERRILL LYNCH LOGO]                                                          15

PUBLIC MARKET PERSPECTIVE
Assisted Living Industry Forward EBITDAR Multiple Analysis(a)



                                    [CHART]




----------

Note: Forward EBITDAR multiple calculated based on dividing the company's relevant total market capitalization by the company's EBITDAR projection for the following year (i.e., for March 1998, the value displayed reflects the company's multiple to 1999E EBITDAR).

(a)  Boxes above line graphs represent mean multiple, excluding BRIDGE.



[MERRILL LYNCH LOGO]                                                          16

PUBLIC MARKET PERSPECTIVE
Assisted Living Industry Forward EBITDA Multiple Analysis(a)



                                    [CHART]




----------

Note: Forward EBITDA multiple calculated based on dividing the company's relevant total market capitalization by the company's EBITDA projection for the following year (i.e., for March 1998, the value displayed reflects the company's multiple to 1999E EBITDA).

(a) Boxes above line graphs represent mean multiple, excluding BRIDGE and outliers.



[MERRILL LYNCH LOGO]                                                          17

PUBLIC MARKET PERSPECTIVE
Assisted Living Industry Forward P/E Multiple Analysis(a)



                                    [CHART]




----------

Note: Forward P/E multiple calculated based on dividing the company's relevant stock price by the company's EPS estimate for the following year (i.e., for March 1998, the value displayed reflects the company's multiple to 1999E EPS).

(a) Boxes above line graphs represent mean multiple, excluding BRIDGE and outliers.



[MERRILL LYNCH LOGO]                                                          18

PUBLIC MARKET PERSPECTIVE
Assisted Living Industry Forward P/E/G to 5-Year EPS Growth Rate Analysis(a)



                                    [CHART]




----------

Note: Forward PEG calculated based on dividing the company's relevant forward P/E multiple by the company's 5-year EPS growth projection.

(a)  Boxes above line graphs represent mean multiple, excluding BRIDGE.



[MERRILL LYNCH LOGO]                                                          19

                                REVIEW OF BRIDGE

REVIEW OF BRIDGE
Acquisition Pricing Matrix
(Dollars in Million, Except per Share Amounts)


               PREMIUM TO:
           --------------------               INCREMENTAL                ADJUSTED
OFFER      CURRENT     BEFORE       EQUITY      COST TO      MARKET       MARKET
PRICE       PRICE      OFFER(a)    VALUE(b)    FORTRESS      CAP.(c)      CAP.(d)
------     -------     --------    --------   -----------    -------     --------
$15.00      12.1%       39.5%      $147.8       $88.7        $349.8       $567.8

 15.50      15.9%       44.2%       153.0        91.8         355.1        573.0

 16.00      19.6%       48.8%       158.3        95.0         360.4        578.4

 16.50      23.4%       53.5%       163.7        98.2         365.8        583.8

 17.00      27.1%       58.1%       169.1       101.5         371.2        589.2

 17.50      30.8%       62.8%       174.5       104.7         376.6        594.5

 18.00      34.6%       67.4%       179.8       107.9         381.9        599.9

DATA       $13.38      $10.75



              MARKET CAPITALIZATION AS MULTIPLE OF:             OFFER PRICE
           --------------------------------------------        AS MULTIPLE OF:
                 EBITDAR                  EBITDA             ------------------
OFFER      -------------------     --------------------      2000E        2001E
PRICE       LTM       2000E(e)      LTM        2000E(e)      EPS(d)       EPS(d)
------     -----      --------     -----       --------      -----        -----
$15.00      11.5x       10.2x       15.1x        12.6x        13.0x         9.0x

 15.50      11.6        10.2        15.3         12.8         13.5          9.3

 16.00      11.8        10.3        15.6         12.9         13.9          9.6

 16.50      11.9        10.4        15.8         13.1         14.3          9.9

 17.00      12.0        10.5        16.0         13.3         14.8         10.2

 17.50      12.1        10.6        16.3         13.5         15.2         10.5

 18.00      12.2        10.7        16.5         13.7         15.7         10.8

DATA       $49.2       $55.9       $23.1        $27.8        $1.15        $1.66


----------

(a)  Based on BRIDGE closing price on April 19, 2000.

(b) Based on 9.9 million common shares and 0.9 million options with a weighted average exercise price of $15.19 treated under the treasury share method.

(c) Includes cash of $6.9 million, short-term debt of $0.1 million, long-term debt of $98.9 million and convertible debt of $100.0 million repurchased at 110.0% of face value, or $110.0 million.

(d)  Includes lease expense of $27.2 million capped at 8.0x, or $218.0 million.

(e) Based on projections provided by BRIDGE management, which are generally in-line with Wall Street equity research estimates. Merrill Lynch equity research has 2000E EBITDAR and EBITDA estimates of $55.3 million and $27.1 million, respectively. First Call consensus EPS estimates for 2000 and 2001 are $1.17 and $1.40, respectively.


[MERRILL LYNCH LOGO]                                                          20

REVIEW OF BRIDGE
BRIDGE One-Year Stock Price Performance


                   SUMMARY DATA
                   ------------
                           HIGH     LOW      MEAN
                           ----     ---      ----
30 Trading Days           $13.38   $10.63   $11.95
3 Months                   13.50    10.63    12.24
6 Months                   14.44    10.63    12.65
Prior to Offer             15.56    10.63    13.12
1 Year                     15.56    10.63    13.09


April 20, 2000:
BRIDGE announces that The Prime Group and certain of its affiliates have agreed to sell 3.9 million shares of common stock to Fortress for $15.00 per share. BRIDGE stock price climbs from $11.50 on April 20th to $13.25 on April 24th.


[CHART]


[MERRILL LYNCH LOGO]                                                          21

REVIEW OF BRIDGE
Cost Basis of Top Institutional Shareholders


                                                                  Current           Estimated
                                                                Holdings (a)          Cost
                                                                (in 000's)          Basis (b)
                                                                ------------        ---------
Goldman Sachs                                                      900.9             $ 14.63
Becker Capital Management                                          810.7               15.52
Dimensional Fund Advisors                                          489.9               15.42
First Union                                                        489.3               14.57
AXE-Houghton Associates                                            283.5               13.31
                                                                 -------
  Total Shares of Top 5 13-f Institutional Shareholders          2,974.3
   Percentage of Total Common Shares(c)                             31.4%

----------

Note: During the first quarter of 2000, Delaware Capital Management sold approximately 900,000 shares of BRIDGE common stock for less than $11.00 per share, according to BRIDGE management. Management stated that the primary purchasers of Delaware's shares were K Capital and Goldman Sachs. This purchase has not been reflected in the figures above. In addition, the Commonwealth of Pennsylvania Public School Employees Retirement System owns an additional 629,600 shares.

(a) Based on most recent available public filings.

(b) Assumes that shares are purchased at the average share price during the three-month period in which the shares were acquired. Assumes that shares are sold at the average cost basis at the time of sale.

(c) Based on 9.475 million common shares outstanding per Form 10-Q dated March 31, 2000.

[MERRILL LYNCH LOGO]                                                          22

REVIEW OF BRIDGE
Three-Year Trading Volume Analysis

              PERCENT OF VOLUME WHICH TRADED IN STOCK PRICE RANGE

                                    [CHART]

               SHARES TRADED      PRICE PER SHARE     PERCENT
               -------------      ---------------     -------
                                   $10.00-$11.00       57.9%
                                   $11.00-$12.00        7.9%
                                   $12.00-$13.00       20.3%
                                   $13.00-$14.00       13.9%


             PERCENT OF VOLUME WHICH TRADED BELOW STOCK PRICE RANGE

                                    [CHART]

                CUMULATIVE
               SHARES TRADED      PRICE PER SHARE     PERCENT
               -------------      ---------------     -------
                                      $11.00           57.9%
                                      $12.00           65.8%
                                      $13.00           86.1%
                                      $14.00          100.0%

----------

Note: Volume traded based on daily closing stock prices.

[MERRILL LYNCH LOGO]                                                          23

REVIEW OF BRIDGE
One-Year Trading Volume Analysis

              PERCENT OF VOLUME WHICH TRADED IN STOCK PRICE RANGE

                                    [CHART]

               SHARES TRADED      PRICE PER SHARE     PERCENT
               -------------      ---------------     -------
                                   $10.00-$11.00       14.3%
                                   $11.00-$12.00        9.2%
                                   $12.00-$13.00       27.5%
                                   $13.00-$14.00       27.3%
                                   $14.00-$15.00       21.1%
                                   $15.00-$16.00        0.6%


             PERCENT OF VOLUME WHICH TRADED BELOW STOCK PRICE RANGE

                                    [CHART]

                CUMULATIVE
               SHARES TRADED      PRICE PER SHARE     PERCENT
               -------------      ---------------     -------
                                      $11.00           14.3%
                                      $12.00           23.6%
                                      $13.00           51.0%
                                      $14.00           78.3%
                                      $15.00           99.4%
                                      $16.00          100.0%

----------

Note: Volume traded based on daily closing stock prices.

[MERRILL LYNCH LOGO]                                                          24

REVIEW OF BRIDGE
Trading Volume Analysis Since IPO

              PERCENT OF VOLUME WHICH TRADED IN STOCK PRICE RANGE

                                    [CHART]

               SHARES TRADED      PRICE PER SHARE     PERCENT
               -------------      ---------------     -------
                                   $10.00-$13.00       28.4%
                                   $13.00-$16.00       30.8%
                                   $16.00-$19.00       23.6%
                                   $19.00-$22.00        8.1%
                                   $22.00-$25.00        4.4%
                                   $25.00-$28.00        3.4%
                                   $28.00-$30.00        1.2%


             PERCENT OF VOLUME WHICH TRADED BELOW STOCK PRICE RANGE

                                    [CHART]

                CUMULATIVE
               SHARES TRADED      PRICE PER SHARE     PERCENT
               -------------      ---------------     -------
                                      $13.00           28.4%
                                      $16.00           59.2%
                                      $19.00           82.8%
                                      $22.00           90.9%
                                      $25.00           95.4%
                                      $28.00           98.8%
                                      $30.00          100.0%

----------

Note: Volume traded based on daily closing stock prices.

[MERRILL LYNCH LOGO]                                                          25